UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2012

Graymark Healthcare, Inc.

(Exact name of registrant as specified in charter)

Oklahoma	001-34171	20-0180812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

204 N. Robinson Ave., Suite 400 Oklahoma City, Oklahoma		73102
(Address of Principal Executive Offices)		(Zip Code)

(405) 601-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

On September 18, 2012, Graymark Healthcare, Inc. (“Graymark Healthcare”) released financial information regarding the financial condition and results of operations for Graymark Healthcare as of, and for the three months ended, March 31, 2012 and June 30, 2012 on a pro forma basis combining the stand-alone financial information of Graymark Healthcare, Foundation Surgery Affiliates, LLC (“FSA”) and Foundation Surgical Hospital Affiliates, LLC (“FSHA”). The financial information does not present the financial condition on the basis of a consummated acquisition of FSA and FSHA by Graymark Healthcare. The financial information has not been audited and was prepared in good faith based on information currently available to Graymark Healthcare. The financial information is not complete and does not include all of the financial disclosures required by generally accepted accounting principles. The full text of the presentation issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Graymark Healthcare, Inc. Financial Information, September 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	GRAYMARK HEALHCARE, INC.

Date: September 18, 2012	By:	/S/ Stanton Nelson
Stanton Nelson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Graymark Healthcare, Inc. Financial Information, September 2012.